UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2004

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The following information is being furnished under Item 1.01 -- "Entry into a Material Definitive Agreement", Item 2.03 -- "Creation of a Direct Financial Obligation", and Item 3.02 -- "Unregistered Sales of Securities" and such information shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On December 2, 2004, Sterling Financial Corporation ("Sterling") and its financing subsidiary, Sterling Financial Statutory Trust III, a Delaware statutory trust (the "Trust") consummated the issuance and sale of 15,000 of the Trust’s fixed/floating rate capital securities, with a liquidation amount of $1,000 per capital security (the "Capital Securities"), to Keefe, Bruyette & Woods, Inc. (the "Purchaser"). The entire proceeds from the sale by the Trust to the holders of the Capital Securities were combined with the entire proceeds from the sale by the Trust to Sterling of its common securities (the "Common Securities") and were used by the Trust to purchase $15,464,000 in principal amount of the fixed/floating rate junior subordinated deferrable interest debentures of Sterling. No underwriting commissions or placement fees were paid in connection with the issuances. All of the securities were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.

The terms of the debt securities are governed by an Indenture dated December 2, 2004 between Sterling and Wilmington Trust Company, as Indenture Trustee. The debt securities accrue interest (which is payable quarterly) at an initial rate of 6.00% for the first five years and then convert to the three month LIBOR plus a margin of 1.89%. The debt securities are not redeemable by Sterling during the first five years, absent certain changes in tax, investment company or bank regulatory statutes or regulations.

The trust preferred securities were issued pursuant to a Subscription Agreement dated December 2, 2004, by and among Sterling, the Trust and the Purchaser. The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust by and among Sterling, Wilmington Trust Company, as Trustee, and the Trust Administrators J. Roger Moyer, Jr., J. Bradley Scovill, and Douglas P. Barton. The trust preferred securities entitle the holders thereof to quarterly distributions at a per annum rate equal to 6.00% for the first five years and then converting to the three month LIBOR plus 1.89%. The trust preferred securities are not redeemable by the Trust during the first five years, absent certain changes in tax, investment company, bank regulatory statutes or regulations. Pursuant to a Guarantee Agreement dated December 2, 2004, by and between Sterling and Wilmington Trust Company as Trustee, Sterling has agreed to guarantee the payments to be made to the holders of the trust securities, subject to the terms and conditions set forth therein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See information provided in response to Item 1.01 herein.

Item 3.02. Unregistered Sales of Equity Securities.

See information provided in response to Item 1.01 herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

December 7, 2004	By:	J. Bradley Scovill

Name: J. Bradley Scovill
Title: Sr. Executive Vice President and Chief Financial Officer